Exhibit 10.47

Dated

---September, 6 2012---

Counterpart Lease

relating to

First Floor Offices Medino House Rushington Business Park Totton Southampton SO40 9LU

between

R A Martin Holdings Limited

and

Omnicomm, Ltd

11 The Avenue Southampton Hampshire SO17 1XF Tel: +44 (0)23 8071 8000 Fax: +44 (0)23 8071 8121
Ref: MJC

Contents

Clause

1.	Interpretation	1
2.	Grant	5
3.	Ancillary rights	6
4.	Rights excepted and reserved	7
5.	The Annual Rent	9
6.	Services	9
7.	Insurance	10
8.	Rates and taxes	12
9.	Utilities	12
10.	VAT	12
11.	Default interest and interest	12
12.	Costs	13
13.	Compensation on vacating	13
14.	No deduction, counterclaim or set-off	13
15.	Assignments	14
16.	Underlettings	15
17.	Sharing occupation	16
18.	Charging	16
19.	Prohibition of other dealings	16
20.	Registration and notification of dealings and occupation	16
21.	Prohibition of noting lease on the title of the Landlord	17
22.	Repairs	17
23.	Decoration	17
24.	Alterations and signs	18
25.	Returning the Property to the Landlord	18
26.	Use	19
27.	Management of the Building	19
28.	Compliance with laws	19
29.	Energy Performance Certificate	20
30.	Encroachments, obstructions and acquisition of rights	21
31.	Breach of repair and maintenance obligations	21
32.	Indemnity	22
33.	Covenant for quiet enjoyment for the Landlord	22
34.	Re-entry and forfeiture	22
35.	Liability	22
36.	Entire agreement and exclusion of representations	23
37.	Notices, consents and approvals	23
38.	Governing law and jurisdiction	24
39.	Break clause for the Tenant	25
40.	Exclusion of sections 24-28 of the LTA 1954	25

THIS LEASE is dated 2012

Parties

(1)

R A Martin Holdings Limited, a company incorporated and registered in England and Wales with company number 07208639, whose registered office is at Medino House Rushington Business Park, Rushington Lane, Totton, Southampton, United Kingdom, SO40 9LU (Landlord).

(2)

Omnicomm, Ltd, a company incorporated and registered in England and Wales with company number 06960362, whose registered office is at Navigation House The Shipyard, Bath Road, Lymington, Hampshire, United Kingdom, SO41 3YL (Tenant).

Agreed Terms

1.	Interpretation

1.1	The definitions and rules of interpretation set out in this clause 1.1 apply to this lease.

Act of Insolvency:

(a)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor; or

(b)	the making of an application for an administration order or the making of an administration order in relation to the Tenant or any guarantor; or

(c)

the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or any guarantor; or

(d)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor; or

(e)

the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; or

(f)	the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or any guarantor; or

(g)	the striking-off of the Tenant or any guarantor from the Register of Companies or the making of an application for the Tenant or any guarantor to be struck-off; or

(h)	the Tenant or any guarantor otherwise ceasing to exist (but excluding where the Tenant or any guarantor dies); or

(i)	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any guarantor.

The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended).

Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.

Annual Rent: rent at the following annual rates for the following years of the Contractual Term:-

a)Year 1 : £33,500

b) Year 2: £34,505

c) Year 3: £35,540

d) Year 4: £36,606

e) Year 5: £37,704

Break Date:                                           2015.

Break Notice: Written notice to terminate this lease specifying the Break Date.

Building: Medino House, Rushington Business Park, Totton, Southampton SO40 9LU.

CDM Regulations: the Construction (Design and Management) Regulations 2007.

Common Parts: means the Building other than the Property and the parts of the Building occupied by the Landlord

Contractual Term: a term of years beginning on, and including the date of this lease and ending on, and including 2017.

Default Interest Rate: 4% above the Interest Rate.

Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 25 of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 or regulation 30 of the Building Regulations 2010.

Energy Performance Certificate: a certificate which complies with regulation 11(1) of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007 or regulation 29 of the Building Regulations 2010.

Insured Risks: means subsidence, heave, fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, riot, civil commotion and any other risks against which the Landlord decides to insure against from time to time and Insured Risk means any one of the Insured Risks.

Interest Rate: interest at the base lending rate from time to time of Barclays Bank PLC, or if that base lending rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord.

LTA 1954: Landlord and Tenant Act 1954.

Permitted Use: offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 as at the date this lease is granted.

Plan : the plan attached to this lease.

Property: first floor offices and kitchen of the of the Building the floor plan of which is shown speckled blue and speckled green denoted T Point on the Plan bounded by and including:

(a)	the floor screed;

(b)	the ceiling but not the beams to which it is attached;

(c)	the interior plasterwork and finishes of exterior walls and columns;

(d)	the plasterwork and finishes of the interior structural walls and columns that adjoin the parts of the Building occupied by the Landlord or the Common Parts;

(e)	the doors and windows within the interior structural walls and columns that adjoin the parts of the Building occupied by the Landlord or the Common Parts and their frames and fittings;

(f)	one half of the thickness of the interior non-load-bearing walls and columns that adjoin the parts of the Building occupied by the Landlord or the Common Parts;

(g)	the doors and windows within the interior non-load-bearing walls and columns that adjoin the Common Parts and their frames and fittings;

but excluding:

(h)	the windows in the exterior walls and their frames and fittings;

(i)

the whole of the interior load-bearing walls and columns within that part of the Building other than their plasterwork and other than the doors and windows and their frames and fittings within such walls; and

(j)	all Service Media within that part of the Building but which do not exclusively serve that part of the Building.

Recommendation Report: the recommendation report required by regulation 10 of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007, including a report issued by an Energy Assessor for the purposes of regulation 29(5) of the Building Regulations 2010 or regulation 20(1) of the Building (Approved Inspectors etc.) Regulations 2010.

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

Service Media: all media for the supply or removal of heat, electricity, gas, water, sewage, air conditioning, energy, telecommunications, data and all other services and utilities and all structures, machinery and equipment ancillary to those media.

VAT: value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

1.2

A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3	A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns.

1.4

In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord acting reasonably

1.5	The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6	Unless the context otherwise requires, references to the Building, the Common Parts, and the Property are to the whole and any part of them or it.

1.7	The expression neighbouring property does not include the Building.

1.8	A reference to the term is to the Contractual Term.

1.9	A reference to the end of the term is to the end of the term however it ends.

1.10

References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 37.5 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 37.6.

1.11	A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.12

Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under it and all orders, notices, codes of practice and guidance made under it.

1.13

A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.14

Any obligation in this lease on the Tenant not to do something includes an obligation not to agree to or suffer that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.15	Unless the context otherwise requires, where the words include(s) or including are used in this lease, they are deemed to have the words "without limitation" following them.

1.16	A person includes a corporate or unincorporated body.

1.17	References to writing or written do not include faxes or e-mail.

1.18	Except where a contrary intention appears, a reference to a clause is a reference to a clause of this lease.

1.19	Clause headings do not affect the interpretation of this lease.

2.	Grant

2.1	The Landlord lets with full title guarantee the Property to the Tenant for the Contractual Term.

2.2	The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4.

2.3	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it;

(b)	all interest payable under this lease; and

(c)	all other sums due under this lease.

3.	Ancillary rights

3.1	The Landlord grants the Tenant the following rights (the Rights):

(a)	the right to support and protection from the Common Parts to the extent that the Common Parts provide support and protection to the Property at date of this lease;

(b)

the right to use external areas of the Common Parts for the purposes of vehicular and pedestrian access to and egress from the interior of the Building and to and from the parts of the Common Parts referred to in clause 3.1(c) to clause 3.1(i)(inclusive);

(c)	the right to park six private cars or motorbikes belonging to the Tenant, its employees and visitors within the area allocated by the Landlord;

(d)	the right to use refuse bins allocated by the Landlord

(e)	the right to use the hallways, corridors, stairways, and landings of the Common Parts for the purposes of access to and egress from the Property;

(f)

the right to use and to connect into any Service Media at the Building that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease or are installed or constructed during the Contractual Term;

(g)	the right to attach any item to the Common Parts adjoining the Property so far as is reasonably necessary to carry out any works to the Property required or permitted by this lease;

(h)

the right to display the name and logo of the Tenant (and any authorised undertenant) on a sign provided by the Landlord in the entrance hall of the Building in a form and manner approved by the Landlord; and

(i)	the right to enter the parts of the Building occupied by the Landlord or the Common Parts so far as is reasonably necessary to carry out any works to the Property required or permitted by this lease.

3.2	The Rights are granted in common with the Landlord and any other person authorised by the Landlord.

3.3

The Tenant shall exercise the Rights (other than the Right mentioned in clause 3.1(a)) only in connection with its use of the Property for the Permitted Use and only in accordance with any regulations made by the Landlord as mentioned in clause 27.1.

3.4	The Tenant shall comply with all laws relating to its use of the Common Parts pursuant to the Rights.

3.5

In relation to the Rights mentioned in clause 3.1(b) to clause 3.1(i), the Landlord may, at its discretion, change the route of any means of access to or egress over the Common Parts from the Property or the interior of the Building and may change the area within the Common Parts over which any of those Rights are exercised.

3.6

In relation to the Rights mentioned in clause 3.1(c) and clause 3.1(d) the Landlord may from time to time designate within the Common Parts the spaces or bins (as the case may be) in respect of which the Tenant may exercise that Right.

3.7

In relation to the Rights mentioned in clause 3.1(f), the Landlord may, at its discretion, re-route or replace over the Common Parts any such Service Media and that Right shall then apply in relation to the Service Media as re-routed or replaced.

3.8

In relation to the Right mentioned in clause 3.1(g), where the Tenant requires the consent of the Landlord to carry out the works to the Property, the Tenant may only exercise that Right when that consent has been granted and in accordance with the terms of that consent.

3.9	In exercising the Right mentioned in clause 3.1(i), the Tenant shall:

(a)	except in case of emergency, give reasonable notice to the Landlord of its intention to exercise that Right;

(b)	cause as little damage as possible to the Common Parts and to any property belonging to or used by the Landlord;

(c)	cause as little inconvenience as possible to the Landlord as is reasonably practicable; and

(d)

promptly make good (to the reasonable satisfaction of the Landlord) any damage caused to the Common Parts (or to any property belonging to or used by the Landlord) by reason of the Tenant exercising that Right.

3.10

Except as mentioned in this clause 3, neither the grant of this lease nor anything in it confers any right over the Common Parts nor is to be taken to show that the Tenant may have any right over the Common Parts and section 62 of the Law of Property Act 1925 does not apply to this lease.

4.	Rights excepted and reserved

4.1

The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Building and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term:

(a)	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term;

(b)

the right to use and to connect into Service Media at, but not forming part of, the Property which are in existence at the date of this lease or which are installed or constructed during the Contractual Term; the right to install and construct Service Media at the Property to serve any part of the Building (whether or not such Service Media also serve the Property); and the right to re-route any Service Media mentioned in this clause;

(c)

at any time during the term, the full and free right to develop any neighbouring or adjoining property in which the Landlord acquires an interest during the Contractual Term as the Landlord may think fit;

(d)

the right to erect scaffolding at the Property or the Building and attach it to any part of the Property or the Building in connection with any of the Reservations Provided that the scaffolding will be erected for the minimum possible time and does not cause undue disturbance to the Tenant’s business;

(e)

the right to re-route and replace any Service Media over which the Rights mentioned in clause 3.1(f) are exercised, provided that there will be no interruption in the service provided by the Service Media notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts.

4.2	The Landlord reserves the right to enter the Property after not less than 10 working days written notice (except in case of emergency)

(a)	to repair, maintain, install, construct re-route or replace any Service Media or structure relating to any of the Reservations;

(b)	to carry out any necessary works to the parts of the Building occupied by the Landlord; and

(c)	for any other purpose mentioned in or connected with:

(i)	this lease;

(ii)	the Reservations; and

(iii)	the interest of the Landlord in the Property and the Building.

4.3	The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them, and by anyone authorised by the Landlord.

4.4

The Tenant shall allow during normal business hours all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time and, except in the case of an emergency, after having given not less than 10 working days in writing to the Tenant.

5.	The Annual Rent

5.1

The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker's standing order or by any other method that the Landlord reasonably requires at any time by giving notice to the Tenant.

5.2	On the date of this lease the Tenant shall pay the Landlord £8,375.00 and any VAT in respect of it for the first three months of this lease

6.	Services

6.1	The Services are:

(a)	cleaning, maintaining and repairing the Common Parts including all Service Media forming part of the Common Parts and remedying any inherent defect;

(b)	cleaning the outside of the windows of the Building;

(c)	lighting the Common Parts and cleaning, maintaining, repairing and replacing lighting machinery and equipment on the Common Parts;

(d)	cleaning, maintaining, repairing and replacing refuse bins on the Common Parts;

(e)	cleaning, maintaining, repairing and replacing signage for the Common Parts;

(f)	cleaning, maintaining, repairing, operating and replacing security machinery and equipment on the Common Parts;

(g)	cleaning, maintaining, repairing, operating and replacing fire prevention, detection and fighting machinery and equipment and fire alarms on the Common Parts;

(h)	cleaning, maintaining, repairing and replacing a signboard showing the names and logos of the tenants and other occupiers in the entrance hall of the Building;

(i)	decorating the internal areas of Common Parts;

(j)	cleaning, maintaining, repairing and replacing the floor coverings on the internal areas of the Common Parts;

(k)	cleaning, maintaining, repairing and replacing the furniture and fittings on the Common Parts;

(l)	heating the internal areas of the Common Parts and cleaning, maintaining, repairing and replacing heating machinery and equipment serving the Common Parts;

6.2	The Landlord shall use its reasonable endeavours to:

(a)	repair the structural parts of the Common Parts;

(b)	provide heating to the internal areas of the Common Parts provide electricity and water to the Property;

(c)	keep the internal areas of the Common Parts clean, and to clean the outside of the windows of the Building not less than once each month; and

(d)	keep the internal areas of the Common Parts reasonably well lit;

6.3	The Landlord shall not be obliged to carry out any works where the need for those works has arisen by reason of any damage or destruction by a risk against which the Landlord is not obliged to insure.

6.4	The Landlord shall not be liable for:

(a)	any interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable control of the Landlord; or

(b)

any injury, loss or damage suffered by the Tenant as a result of any absence or insufficiency of any of the Services or of any breakdown or defect in any Service Media, except where due to the negligence of the Landlord or its Agents.

7.	Insurance

7.1

Subject to clause 7.2, the Landlord shall at the Landlord’s expense keep the Building insured against loss or damage by the Insured Risks for the sum which the Landlord considers to be its full reinstatement cost (taking inflation of building costs into account). The Landlord shall not be obliged to insure any part of the Property installed by the Tenant

7.2	The obligation of the Landlord to insure is subject to:

(a)	any exclusions, limitations, excesses and conditions that may be imposed by the insurers; and

(b)	insurance being available in the London insurance market on reasonable terms acceptable to the Landlord.

7.3	The Tenant shall:

(a)	give the Landlord notice immediately any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Building;

(b)

not do or omit anything as a result of which any policy of insurance of the Building or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable;

(c)	comply at all times with the requirements and recommendations of the insurers relating to the Property and the use by the Tenant of the Common Parts;

(d)	give the Landlord immediately upon becoming aware notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risk;

(e)	not effect any insurance of the Property but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property pay those proceeds or cause them to be paid to the Landlord; and

(f)

pay the Landlord an amount equal to any insurance money that the insurers of the Building refuse to pay (in relation to the Building) by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property or the Common Parts with the actual or implied authority of any of them.

7.4

The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) in connection with any damage to the Building to repair the damage for which the money has been received or (as the case may be) in rebuilding the Building. The Landlord shall not be obliged to:

(a)

provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property and its access, services and amenities is provided; or

(b)	repair or rebuild the Building after a notice has been served pursuant to clause 7.7

7.5	If the Property is damaged or destroyed by an Insured Risk so as to be unfit for occupation and use or if the Common Parts are damaged or destroyed by Insured Risks so as to make the Property inaccessible or unusable , then, unless the policy of insurance in relation to the Property or the Common Parts has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated so as to make the Property fit for occupation and use, or the Common Parts have been reinstated so as to make the Property accessible or useable (as the case may be), 7.6 If, following damage to or destruction of the Building, the Landlord considers that it is impossible or impractical to reinstate the Building, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord.

7.6

Provided that the Tenant has complied with its obligations in this clause 7, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction of the Property or the Common Parts by an Insured Risk, the Building has not been reinstated so as to be fit for occupation and use or the Common Parts have not been reinstated so as to make the Property accessible or useable within 12 months after the date of damage or destruction. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance shall belong to the Landlord.

8.	Rates and taxes

8.1	The Landlord shall pay all present and future rates, taxes and other impositions payable in respect of the Property, its use and any works carried out there..

9.	Utilities

9.1	The Landlord shall pay all costs in connection with the supply and removal of heat, electricity, gas, water, sewage, to or from the Property.

9.2	The tenant shall pay all costs in connection with the supply of telephone, telecommunications and data.

9.3

The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the supply and removal of electricity, gas, water, sewage, telecommunications, data and other services and utilities to or from the Property.

10.	VAT

10.1

All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

10.2

Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person except, to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.

11.	Default interest and interest

11.1

If any Annual Rent or any other money payable under this lease has not been paid within 14 days of the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest at the Default Interest Rate (both before and after any judgment) on that amount for the period from the due date to and including the date of payment.

11.2

If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period from the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

12.	Costs

12.1

The Tenant shall pay the reasonable and proper costs and expenses of the Landlord including any solicitors' or other professionals' costs and expenses (incurred both during and after the end of the term) in connection with or in contemplation of any of the following:

(a)	the enforcement of the tenant covenants of this lease; or

(b)

serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court; or

(c)	serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995; or

(d)	the preparation and service of a schedule of dilapidations in connection with this lease; or

(e)

any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is not unreasonably to withhold it).

12.2

Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors' or other professionals' costs and expenses (whether under this or any other clause of this lease) that obligation extends to those reasonable costs and expenses properly incurred assessed on a full indemnity basis.

13.	Compensation on vacating

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the LTA 1954 is excluded, except to the extent that the legislation prevents that right being excluded.

14.	No deduction, counterclaim or set-off

The Annual Rent and all other money due under this lease are to be paid by the Tenant or any guarantor (as the case may be) without deduction, counterclaim or set-off.

15.	Assignments

15.1	The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

15.2	The Tenant shall not assign part only of this lease.

15.3

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a)

a condition that the assignor (and any former tenant who because of section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the tenant covenants of this lease) enters into an authorised guarantee agreement which:

(i)	is in respect of all the tenant covenants of this lease;

(ii)

is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

(iii)	imposes principal debtor liability on the assignor (and any former tenant);

(iv)

requires (in the event of a disclaimer of liability of this lease) the assignor (or former tenant as the case may be) to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

(v)	is otherwise in a form reasonably required by the Landlord; and

(b)

a condition that a person of standing acceptable to the Landlord enters into a guarantee and indemnity of the tenant covenants of this lease in the form reasonably required by the Landlord (but with such amendments and additions as the Landlord may reasonably require).

15.4

The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any of the following circumstances exist at the date of the application of the Tenant for consent to assign the lease:

(a)	the Annual Rent or any other money due under this lease is outstanding or there is a material breach of covenant by the Tenant that has not been remedied; or

(b)	in the reasonable opinion of the Landlord the assignee is not of sufficient financial standing to enable it to comply with the covenants of the Tenant and conditions contained in this lease; or

(c)	the assignee and the Tenant are group companies within the meaning of section 42 of the LTA 1954.

15.5

Nothing in this clause 15 shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

16.	Underlettings

16.1	The Tenant shall not underlet the whole of the Property except in accordance with this clause 16 nor without the consent of the Landlord, such consent not to be unreasonably withheld.

16.2	The Tenant shall not underlet part only of the Property.

16.3	The Tenant shall not underlet the Property:

(a)	together with any property or any right over property that is not included within this lease;

(b)	at a fine or premium or reverse premium; and

(c)	allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting.

16.4	The Tenant shall not underlet the Property unless, before the underlease is granted, the Tenant has given the Landlord:

(a)	a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy to be created by the underlease; and

(b)	a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the LTA 1954.

16.5	Any underletting by the Tenant shall be by deed and shall include:

(a)	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease;

(b)

the reservation of a rent which is not less than the rent from time to time passing under this lease and which is payable at the same times as the Annual Rent under this lease [(but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause16(3)(c));

(c)

a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease, except the covenants to pay the rents reserved by this lease; and

(d)	provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease,

and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld.

16.6	In relation to any underlease granted by the Tenant, the Tenant shall:

(a)	not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld; and

(b)	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease.

17.	Sharing occupation

The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the LTA 1954) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

18.	Charging

18.1	The Tenant shall not charge the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

18.2	The Tenant shall not charge part only of this lease.

19.	Prohibition of other dealings

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or hold the lease on trust for any person.

20.	Registration and notification of dealings and occupation

20.1	In this clause a Transaction is:

(a)	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

(b)

the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or

(c)	the making of any other arrangement for the occupation of the Property.

20.2	No later than one month after a Transaction the Tenant shall:

(a)	give the Landlord's solicitors notice of the Transaction;

(b)	deliver two certified copies of any document effecting the Transaction to the Landlord's solicitors;

(c)	pay the Landlord's solicitors a registration fee of £75 (plus VAT); and

(d)	deliver to the Landlord's solicitors a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Transaction.

20.3	If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

21.	Prohibition of noting lease on the title of the Landlord

The Tenant shall not make any application to note this lease on the Landlord's registered title.

22.	Repairs

22.1	The Tenant shall keep the Property clean and tidy and in the repair and condition it is in at the date of this lease.

22.2	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk, unless and to the extent that:

(a)

the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them; or

(b)	the insurance cover in relation to that disrepair is excluded, limited, is unavailable or has not been extended, as mentioned in clause 7.2.

23.	Decoration

23.1	The Tenant shall decorate the Property as often as is reasonably necessary and also in the last three months before the end of the term.

23.2

All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

23.3

All decoration carried out in the last three months of the term shall also be carried out to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord.

23.4	The Tenant shall replace the floor coverings at the Property within the three months before the end of the term with new ones of good quality and appropriate to the Property and the Permitted Use.

24.	Alterations and signs

24.1	The Tenant shall not make any alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld, other than as mentioned in clause 24.2 and 24.3.

24.2	The Tenant may install and remove a separate telephone line, within the server room a 13 amp power supply, an air conditioning unit and exhaust to outside wall.

24.3	The Tenant may install and remove non-structural, demountable partitioning.

24.4	the Tenant shall:

(a)	not carry out any works until it has:

(i)	provided details of the works to the insurers of the Property; and

(ii)	given the Landlord four copies of the plans and specification for the works; and

(b)	make good any damage to the Property and to any part of the Common Parts.

24.5	The Tenant shall not install nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

24.6	The Tenant shall not attach any sign, fascia, placard, board, poster or advertisement to the Property so as to be seen from the outside of the Building.

24.7

The Tenant shall not carry out any alteration to the Property which would, or may reasonably be expected to, have an adverse effect on the asset rating in any Energy Performance Certificate commissioned in respect of the Property.

25.	Returning the Property to the Landlord

25.1	At the end of the term the Tenant shall return the Property to the Landlord in the repair and condition required by this lease.

25.2

If the Landlord gives the Tenant notice no later than three months before the end of the term, the Tenant shall remove items it has fixed to the Property, remove any alterations it has made to the Property and make good any damage caused to the Property by that removal.

25.3	At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it.

25.4

The Tenant irrevocably appoints the Landlord to be the agent for the Tenant to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than 10 working days after the end of the term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

25.5

If the Tenant does not comply with its obligations in this clause, then, without prejudice to any other right or remedy of the Landlord, the Tenant shall pay the Landlord an amount equal to the Annual Rent the period that it would reasonably take to put the Property into the condition it would have been in had the Tenant performed its obligations under this clause. The amount shall be a debt due on demand from the Tenant to the Landlord.

26.	Use

26.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.

26.2

The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, or any owner or occupier of neighbouring property.

26.3	The Tenant shall not overload any structural part of the Building nor any Service Media at or serving the Property.

27.	Management of the Building

27.1

The Tenant shall observe all reasonable and proper regulations made by the Landlord from time to time in accordance with the principles of good building management and notified to the Tenant relating to the use of the Common Parts and the management of the Building.

27.2	Nothing in this lease shall impose or be deemed to impose any restriction on the use of any other Lettable Unit or any neighbouring property.

28.	Compliance with laws

28.1	The Tenant shall comply with all laws relating to:

(a)	the Property and the occupation and use of the Property by the Tenant;

(b)	the use of all Service Media and machinery and equipment at or serving the Property;

(c)	any works carried out at the Property; and

(d)	all materials kept at or disposed from the Property.

28.2

Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier.

28.3	Within five working days after receipt of any notice or other communication affecting the Property or the Building (and whether or not served pursuant to any law) the Tenant shall:

(a)	send a copy of the relevant document to the Landlord; and

(b)	in so far as it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

28.4	The Tenant shall not apply for any planning permission for the Property.

28.5	The Tenant shall comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file.

28.6	The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the obligations of the Landlord under the CDM Regulations.

28.7

As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

28.8

The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

29.	Energy Performance Certificate

29.1	The Tenant shall:

(a)

cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property or the Building including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate; and

(b)

allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and/or Recommendation Report for the Property or the Building.

29.2	The Tenant shall not commission an Energy Performance Certificate for the Property.

29.3	At the written request of the Tenant, the Landlord shall provide the Tenant with a copy of any Energy Performance Certificate held by the Landlord.

30.	Encroachments, obstructions and acquisition of rights

30.1	The Tenant shall not grant any right or licence over the Property to any person nor permit any person to make any encroachment over the Property.

30.2	The Tenant shall not obstruct the flow of light or air to the Property nor obstruct any means of access to the Property.

30.3

The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Building or that the means of access to the Building is enjoyed with the consent of any third party.

30.4	The Tenant shall immediately notify the Landlord if any person takes or threatens to take any action to obstruct the flow of light or air to the Property.

31.	Breach of repair and maintenance obligations

31.1

The Landlord may having given reasonable notice in writing (except in the case of emergency) enter the Property to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

31.2

If the Tenant has not begun any works needed to remedy that breach within two months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed.

31.3

The reasonable costs properly incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

31.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the other rights of the Landlord, including those under clause 34.

32.	Indemnity

The Tenant shall keep the Landlord indemnified against all expenses, costs, claims, damage and loss (including any diminution in the value of the interest of the Landlord in the Building and loss of amenity of the Building) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them.

33.	Covenant for quiet enjoyment for the Landlord

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

34.	Re-entry and forfeiture

34.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

(a)	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;

(b)	any breach of any condition of, or tenant covenant, in this lease;

(c)	an Act of Insolvency.

34.2

If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause 344, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

35.	Liability

35.1

At any time when the Landlord, the Tenant or a guarantor is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this lease. The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

35.2	The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

35.3

In any case where the facts are or should reasonably be known to the Tenant, the Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the facts that give rise to the failure and the Landlord has not remedied the failure within a reasonable time.

36.	Entire agreement and exclusion of representations

36.1

This lease and any documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

36.2

Each party acknowledges that in entering into this lease and any documents annexed to it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those contained in any written replies that Moore Blatch LLP has given to any written enquiries raised by Kirklands before the date of this lease.

36.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

37.	Notices, consents and approvals

37.1	A notice given under or in connection with this lease shall be:

(a)	in writing unless this lease expressly states otherwise and for the purposes of this clause an e-mail is not in writing; or

(b)	given:

(i)

by hand or by pre-paid first-class post or other next working day delivery service at the party's registered office address (if the party is a company) or (in any other case) at the party's principal place of business; or

(ii)	by fax to the party's main fax number.

37.2	If a notice is given in accordance with clause 37.1, it shall be deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the proper address; or

(b)	if sent by pre-paid first-class post or other next working day delivery service, on the second working day after posting; or

(c)	if sent by fax, at 9.00 am on the next working day after transmission.

37.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

37.4	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

37.5	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

(a)	it is given in writing and signed by a person duly authorised on behalf of the Landlord; and

(b)	it expressly states that the Landlord waives the requirement for a deed in that particular case,

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

37.6	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)	the approval is being given in a case of emergency; or

(b)	this lease expressly states that the approval need not be in writing.

37.7

If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

38.	Governing law and jurisdiction

38.1

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

38.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

39.	Break clause for the Tenant

39.1	The Tenant may terminate this lease by serving a Break Notice on the Landlord at least six months before the Break Date.

39.2	A Break Notice served by the Tenant shall be of no effect if, at the Break Date:

(a)	the Tenant has not paid in cleared funds any part of the Annual Rent, or any VAT in respect of it, which was due to have been paid;

(b)	the Tenant remains in occupation of any part of the Property; and

(c)	there are any continuing subleases of the Property.

39.3	Subject to clause 39.2, following service of a Break Notice this lease shall terminate on the Break Date.

39.4	Termination of this lease on the Break Date shall not affect any other right or remedy that either party may have in relation to any earlier breach of this lease.

39.5

If this lease terminates in accordance with clause 39.4 then, within 14 days after the Break Date, the Landlord shall refund to the Tenant the proportion of the Annual Rent, and any VAT paid in respect of it, for the period from and excluding the Break Date up to and excluding the next Rent Payment Date, calculated on a daily basis.

40.	Exclusion of sections 24-28 of the LTA 1954

40.1	The parties confirm that:

(a)

the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, not less than 14 days before this lease was entered into a certified copy of which notice is annexed to this lease;

(b)

Randall G Smith who was duly authorised by the Tenant to do so made a declaration dated 2012 in accordance with the requirements of section 38A(3)(b) of the LTA 1954 a certified copy of which declaration is annexed to this lease; and

(c)	there is no agreement for lease to which this lease gives effect.

40.2	The parties agree that the provisions of sections 24 to 28 of the LTA 1954 are excluded in relation to the tenancy created by this lease.

41.	Contracts (Rights of Third Parties) Act 1999

A person who is not party to this lease shall not have any rights under or in connection with this lease by virtue of the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

42.	Landlord and Tenant (Covenants) Act 1995

This lease creates a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by OMNICOMM, LTD acting by a Director in the presence of:

../s/ Randall G. Smith................................

Director

Witness:

Signature: /s/ Thomas E. Vickers

Name: Thomas E. Vickers

Address: 2101 W. Commercial Blvd

               Fort Lauderdale, Fl 33309

Occupation: VP of Finance